UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2014

SG BLOCKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22563	95-4463937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Columbus Circle, 16th Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 520-6216

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 31, 2014, the Vector Group Ltd. (“Vector”) agreed to extend the maturity date of the Revolving Credit Promissory Note (the “ Revolver”) from December 31, 2013 to June 30, 2015.  As of December 31, 2013, the Revolver had $73,500 of principal and $28,636 of interest outstanding.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 30, 2014, Richard J. Lampen resigned as a member of the Board of Directors of SG Blocks, Inc. (the “Company”).  Mr. Lampen’s resignation was not a result of any disagreement with the Company or its executive officers, or any matter relating to the Company’s operations, policies or practices.  On January 30, 2014 Marc N. Bell and Frank Casano were elected to the Board of Directors of the Company to serve for a term ending at the earlier of the next annual meeting of stockholders of the Company or until their respective successors are duly elected and qualified.  Messrs. Bell and Casano receive the same compensation, indemnification and other rights as other non-employee directors.

Mr. Bell has not been involved in a transaction with the Company requiring disclosure under Item 404(a) of Regulation S-K.  Mr. Bell has been the Vice President, Secretary and General Counsel of Vector since 1994.  Vector is a publicly traded holding company listed on NYSE that is primarily engaged in:  (a) the manufacture and sale of cigarettes in the United States through its Liggett Group LLC and Vector Tobacco Inc. subsidiaries, and (b) the real estate business through its New Valley LLC subsidiary, which is seeking to acquire additional operating companies and real estate properties.  New Valley owns 70.59% of Douglas Elliman Realty, LLC, which operates the largest residential brokerage company in the New York metropolitan area.  Vector is also the beneficial owner of more than five percent (5%) of the Company’s outstanding Common Stock, par value $.01 per share (the “Common Stock”).

Mr. Casano has been the Principal and Executive Vice President of Air City International Forwarding Group, a cargo transportation entity, for the past 30 years.  As previously reported, on April 24, 2013, the Company issued and sold to Mr. Casano: (a) $448,000 in 8% Original Issue Discount Senior Secured Convertible Debentures due July 1, 2014, for a subscription amount of $400,000 (the “Casano Debenture”), and (b) a common stock purchase warrant (the “Casano Warrant”) to purchase up to 1,041,861 shares of Common Stock.  The sale and issuance of the Casano Debenture and Casano Warrant were consummated pursuant to the Securities Purchase Agreement, to which Mr. Casano became a party on April 15, 2013.  Except for: (a) the “Original Issue Date” and “due date” of the Casano Debenture, (b) the “Issue Date” and the “Initial Exercise Date” of the Casano Warrant, and (c) conforming changes related to these changed dates, the Casano Debenture and Casano Warrant have the same terms and conditions as the Hillair Debenture and Hillair Warrant, including with regard to conversion price ($0.43 per share, subject to adjustments upon certain events) and exercise price ($0.4488 per share, subject to adjustments upon certain events). The Original Issue Date of the Casano Debenture and the Issue Date of the Casano Warrant is April 15, 2013.  The due date of the Casano Debenture is October 15, 2014 and the Initial Exercise Date of the Casano Warrant is October 15, 2013.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Amendment, dated as of January 31, 2014, to the Revolving Credit Promissory Note by and between Vector Group Ltd. and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February __, 2014
SG BLOCKS, INC.

	By:	/s/ Brian Wasserman
		Name:	Brian Wasserman
		Title:	Chief Financial Officer